                                                                    EXHIBIT 10.8


                           FIRST AMENDED AND RESTATED

                             SHAREHOLDERS' AGREEMENT

                                   dated as of

                               ____________, 2003

                                TABLE OF CONTENTS

                                                                                               PAGE
                                                                                               ----
                                                 ARTICLE 1
                                                DEFINITIONS

Section 1.01.  Definitions..................................................................     2

                                                 ARTICLE 2
                                           CORPORATE GOVERNANCE

Section 2.01.  Composition of the Board......................................................   11
Section 2.02.  Removal.......................................................................   12
Section 2.03.  Vacancies.....................................................................   12
Section 2.04.  Action by the Board...........................................................   12
Section 2.05.  Conflicting Charter or Bylaw Provisions.......................................   15
Section 2.06.  Subsidiary Governance.........................................................   15

                                                 ARTICLE 3
                                        RESTRICTIONS ON TRANSFER

Section 3.01.  General.......................................................................   15
Section 3.02.  Legends.......................................................................   15
Section 3.03.  Permitted Transferees.........................................................   16
Section 3.04.  Restrictions on Transfers by the Institutional Shareholders...................   17
Section 3.05.  Restrictions on Transfers by the Other Shareholders...........................   18
Section 3.06.  Restrictions on Transfer under a Credit Agreement, Indenture or
               Other Agreement for Indebtedness .............................................   19

                                                 ARTICLE 4
             TAG-ALONG RIGHTS; DRAG-ALONG RIGHTS; RIGHTS OF FIRST REFUSAL; PREEMPTIVE RIGHTS

Section 4.01.  Rights to Participate in Transfer.............................................   20
Section 4.02.  Right to Compel Participation in Certain Transfers............................   23

                                                 ARTICLE 5
                                           REGISTRATION RIGHTS

Section 5.01.  Demand Registration...........................................................   26
Section 5.02.  Incidental Registration.......................................................   29
Section 5.03.  Holdback Agreements...........................................................   31
Section 5.04.  Registration Procedures.......................................................   31
Section 5.05.  Indemnification by the Company................................................   35
Section 5.06.  Indemnification by Participating Shareholders.................................   35
Section 5.07.  Conduct of Indemnification Proceedings........................................   36

Section 5.08.  Contribution..................................................................   37
Section 5.09.  Participation in Public Offering..............................................   38
Section 5.10.  Other Indemnification.........................................................   39
Section 5.11.  Cooperation by the Company....................................................   39
Section 5.12.  No Transfer of Registration Rights............................................   39

                                                 ARTICLE 6
                                   CERTAIN COVENANTS AND AGREEMENTS

Section 6.01.  Confidentiality...............................................................   39
Section 6.02.  Information...................................................................   40
Section 6.03.  Reports.......................................................................   42
Section 6.04.  Cooperation in Refinancing....................................................   42
Section 6.05.  Appointment of Shareholder Representative.....................................   42

                                                 ARTICLE 7
                                               MISCELLANEOUS

Section 7.01.  Entire Agreement..............................................................   43
Section 7.02.  Binding Effect; Benefit.......................................................   43
Section 7.03.  Assignability.................................................................   43
Section 7.04.  Waiver; Amendment; Termination................................................   44
Section 7.05.  Notices.......................................................................   44
Section 7.06.  Fees and Expenses.............................................................   46
Section 7.07.  Headings......................................................................   46
Section 7.08.  Counterparts..................................................................   47
Section 7.09.  Applicable Law................................................................   47
Section 7.10.  Waiver of Jury Trial..........................................................   47
Section 7.11.  Specific Enforcement..........................................................   47
Section 7.12.  Consent to Jurisdiction.......................................................   47
Section 7.13.  Severability..................................................................   47
Section 7.14.  Recapitalization..............................................................   48
Section 7.15.  No Inconsistent Agreements....................................................   48

               FIRST AMENDED AND RESTATED SHAREHOLDERS' AGREEMENT

         AGREEMENT dated as of ____________, 2003 (the "AGREEMENT") among (i) AMIS Holdings, Inc., a Delaware corporation (the "COMPANY"), (ii) FP-McCartney, L.L.C. ("FP"), (iii) Citigroup Venture Capital Equity Partners, L.P. ("EQUITY PARTNERS"), CVC/SSB Employee Fund, L.P. ("EMPLOYEE FUND"), CVC Executive Fund LLC ("EXECUTIVE FUND") and Natasha Foundation ("NATASHA"), taken together (the "CVC ENTITIES," and each of the foregoing in this clause (iii), a "CVC ENTITY"),
(iv) Japan Energy Electronic Materials Inc. (formerly known as Japan Energy Corporation, "JAPAN ENERGY"), (v) Merchant Capital, Inc. ("MERCHANT"), (vi) Thomas E. Epley ("EPLEY") and (vii) such persons that shall sign joinder agreements to this Agreement.

                              W I T N E S S E T H :

         WHEREAS, the Company and certain parties hereto previously entered into a Shareholders' Agreement dated as of December 21, 2000 (as amended as of December 5, 2002, the "ORIGINAL AGREEMENT") in connection with such parties' ownership or acquisition of securities of the Company pursuant to the Merger and Recapitalization Agreement (as defined below);

         WHEREAS, certain other parties hereto became parties to the Original Agreement following the date of the Original Agreement in connection with such parties' acquisition of Company Securities (as defined below) from the Company or from a Permitted Transferee (as defined below) by signing joinder agreements to the Original Agreement;

         WHEREAS, concurrently herewith the Company is consummating its First Public Offering (as defined below);

         WHEREAS, concurrently with the consummation of the First Public Offering and concurrently herewith, the Company's wholly owned subsidiary, AMIS Opi, Inc. ("MERGER SUB"), is being merged with and into the Company (the "MERGER"), and pursuant to a merger agreement between Merger Sub and the Company
(i) shares of the Company's Series A Preferred Stock, par value $0.01 per share (the "OLD SERIES A PREFERRED STOCK"), are being converted into the right to receive cash, (ii) shares of the Company's Series B Preferred Stock, par value $0.01 per share (the "OLD SERIES B PREFERRED STOCK"), are being converted into the right to receive cash and shares of Common Stock (as defined below), (iii) shares of the Company's Class A Common Stock, par value $0.01 per share (the "OLD CLASS A COMMON STOCK"), and Class B Common Stock, par value $0.01 per share, are being converted into Common Stock and the Company shall have only one class of common stock (the Common Stock) authorized and outstanding following the Merger, (iv) instruments convertible into or exchangeable for Old Class A Common Stock are being converted into instruments convertible into or exchangeable for Common Stock and options, warrants or other rights to acquire Old Class A Common Stock are being converted into options, warrants or other rights to acquire Common Stock and (v) options, warrants or other rights to acquire Old Series A Preferred Stock and Old Series B Preferred Stock are being converted into the right to receive cash and/or options, warrants or other rights to acquire Common Stock; and

         WHEREAS, in connection with the First Public Offering, [all] the parties to the Original Agreement (by joinder agreement or otherwise) desire to amend and restate the Original Agreement and agree that this Agreement shall supersede and replace the Original Agreement in its entirety;

         NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS

         Section 1.01. Definitions. (a) The following terms, as used herein, have the following meanings:

         "ADVERSE PERSON" means any Person whom the Board determines in good faith is a competitor or a potential competitor of the Company or its Subsidiaries.

         "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person, provided that no securityholder of the Company shall be deemed an Affiliate of any other securityholder solely by reason of any investment in the Company. For the purpose of this definition, the term "CONTROL" (including with correlative meanings, the terms "CONTROLLING", "CONTROLLED BY" and "UNDER COMMON CONTROL WITH"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

         "AGGREGATE OWNERSHIP" means, with respect to any Shareholder or group of Shareholders, and with respect to any class of Company Securities, the total amount of such class of Company Securities "BENEFICIALLY OWNED" (as such term is defined in Rule 13d-3 of the Exchange Act) (without duplication) by such Shareholder or group of Shareholders as of the date of such calculation, calculated on a Fully Diluted basis.

         "AMI FOREIGN SUBSIDIARY" means, with respect to the Company, any entity organized under the laws of a jurisdiction other than a State of the United

States of America of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company.

         "AMI INSIGNIFICANT SUBSIDIARY" means a subsidiary of the Company that does not meet any of the conditions contained in the definition of "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X promulgated under the Securities Act.

         "BOARD" means the board of directors of the Company.

         "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in San Francisco or New York City are authorized by law to close.

         "BYLAWS" means the Amended and Restated Bylaws of the Company, as amended from time to time.

         "CHARTER" means the Amended and Restated Certificate of Incorporation of the Company in effect following the Merger, as the same may be amended from time to time.

         "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

         "COMMON STOCK" means the Common Stock, par value $0.01 per share, of the Company having the rights, including voting rights, described in the Charter and any stock into which such Common Stock may thereafter be converted or changed. "COMMON SHARES" means shares of Common Stock.

         "COMPANY SECURITIES" means (i) the Common Stock, (ii) securities convertible into or exchangeable for Common Stock, and (iii) options, warrants (including the Warrants) or other rights to acquire Common Stock or any other equity or equity-linked security issued by the Company.

         "DISTRIBUTION IN KIND" means, with respect to the applicable Institutional Shareholder, (A) any Transfer by an FP fund that is a partnership, limited liability company, corporation or other entity of any of its Common Shares to any partner, member, shareholder or other constituent of such entity pursuant to a distribution that is made to such partner, member, shareholder or other constituent in accordance with the respective partnership, limited liability company agreement, certificate or articles of incorporation or other organizational document of such FP fund without payment of consideration therefor by such partner, member, shareholder or other constituent, and (B) any Transfer by a CVC fund that is a partnership, limited liability company, corporation or other entity of any of its

Common Shares to any partner, member, shareholder or other constituent of such entity pursuant to a distribution that is made to such partner, member, shareholder or other constituent of such entity in accordance with the respective partnership, limited liability company agreement, certificate or articles of incorporation or other organizational document of such CVC fund without payment of consideration therefor by such partner, member, shareholder or other constituent.

         "DRAG-ALONG PORTION" means, with respect to any Other Shareholder, (i) the Aggregate Ownership of Common Shares by such Other Shareholder multiplied by
(ii) a fraction, the numerator of which is the number of Common Shares proposed to be sold by the Institutional Shareholders in the applicable Compelled Sale under Section 4.02 and the denominator of which is the Aggregate Ownership of Common Shares by the Institutional Shareholders.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "FIRST PUBLIC OFFERING" means the Public Offering of Common Stock consummated on the date hereof.

         "FIVE PERCENT SHAREHOLDER" means a Shareholder whose Aggregate Ownership of Common Shares divided by all outstanding Common Shares is 5% or more.

         "FULLY DILUTED" means, with respect to any class of Company Securities, all outstanding shares of such class of Company Securities and all shares issuable in respect of securities convertible into or exchangeable for such shares, all stock appreciation rights, options, warrants (including the Warrants) and other rights to purchase or subscribe for shares of such class of Company Securities or securities convertible into or exchangeable for shares of such class of Company Securities, provided that, to the extent any of the foregoing stock appreciation rights, options, warrants or other rights to purchase or subscribe for such Company Securities are subject to vesting, the Company Securities subject to vesting shall be included in the definition of "FULLY DILUTED" only upon and to the extent of such vesting.

         "INITIAL OWNERSHIP" means, (i) with respect to any Shareholder and any class of Company Securities, the Aggregate Ownership of such class by such Shareholder as of the date hereof (as indicated on Schedule I hereto), provided that if such Shareholder sells Common Shares to the underwriters pursuant to the underwriters' exercise of the over-allotment option granted to the underwriters in the underwriting agreement relating to the First Public Offering, such Shareholder's Initial Ownership as of the date hereof shall be deemed to be the Aggregate Ownership indicated on Schedule I hereto less the number of Common Shares actually sold to such underwriters pursuant to such exercise, or, (ii) with respect to any Person who shall become a party to this Agreement on a later date, such Person's Aggregate Ownership of such class as of such later date (as indicated on the joinder agreement signed by such Person), in each case taking into account any stock split, stock dividend, reverse stock split or similar event.

         "INSTITUTIONAL SHAREHOLDERS" means FP and the CVC Entities.

         "INVESTMENT" means, with respect to any Person, (i) any direct or indirect purchase or other acquisition by such Person of any notes, obligations, instruments, stock, securities or ownership interest (including any partnership, limited liability and joint venture interest) of any other Person and (ii) any capital contribution by such Person to any other Person.

         "JAPAN ENERGY WARRANT" means the warrant to purchase Common Shares dated December 21, 2000 issued by the Company to GA-TEK Inc. and transferred by GA-TEK Inc. to Japan Energy.

         "MERGER AND RECAPITALIZATION AGREEMENT" means the agreement dated December 5, 2000, among the Company, Japan Energy, FP, TBW LLC and GA-TEK Inc. and certain other parties named therein pursuant to which such parties acquired Company Securities.

         "OTHER SHAREHOLDERS" means all Shareholders other than the Institutional Shareholders.

         "PERMITTED TRANSFEREE" means

                  (i) in the case of FP and its Permitted Transferees, (A) any FP fund or co-investment partnership, (B) any general or limited partner of any FP fund or co-investment partnership (collectively, an "FP PARTNER"), and any corporation, partnership or other entity that is an Affiliate of any FP Partner (collectively "FP AFFILIATES"), (C) any managing director, general partner, director, limited partner, officer or employee of any FP fund, any FP Partner or any FP Affiliate, or any spouse, lineal descendant, sibling, parent, heir, executor, administrator, testamentary trustee, legatee or beneficiary of any of the foregoing persons described in this clause (C) (collectively, "FP ASSOCIATES"), (D) any trust, the beneficiaries of which, any charitable trust, the grantor of which, or any corporation, limited liability company or partnership, the stockholders, members or general or limited partners of which, include only FP, FP Partners, FP Affiliates, FP Associates, their spouses or their lineal descendants;

                  (ii) in the case of any CVC Entity and its Permitted Transferees, (A) any CVC Entity, CVC fund or co-investment partnership, Citigroup, any affiliate of Citigroup or any general or limited partner of any CVC fund or co-investment partnership (collectively, a "CVC PARTNER"), and any corporation, partnership or other entity that is an Affiliate of Citigroup or any CVC Entity (collectively "CVC AFFILIATES"),

         (B) any managing director, general partner, director, limited partner, officer or employee of any CVC fund, any CVC Partner or any CVC Affiliate, or any spouse, lineal descendant, sibling, parent, heir, executor, administrator, testamentary trustee, legatee or beneficiary of any of the foregoing persons described in this clause (B) (collectively, "CVC ASSOCIATES") or (C) any trust, the beneficiaries of which, any charitable trust, the grantor of which, or any corporation, limited liability company or partnership, the stockholders, members or general or limited partners of which include only one or more CVC Entities, CVC Partners, CVC Affiliates, CVC Associates, their spouses or their lineal descendants;

                  (iii) in the case of Japan Energy and its Permitted Transferees, Nippon Mining Holdings Inc.;

                  (iv) in the case of Merchant, any of the following, which are collectively referred to herein as the "CSFB ENTITIES", (A) Credit Suisse First Boston ("CSFB"), any CSFB fund or co-investment partnership, any affiliate of CSFB or any general or limited partner of any CSFB fund or co-investment partnership (collectively, a "CSFB PARTNER"), and any corporation, partnership or other entity that is an Affiliate of CSFB or any CSFB Affiliates (collectively, "CSFB AFFILIATES"), (B) any managing director, general partner, director, limited partner, officer or employee of any CSFB fund, any CSFB Partner or any CSFB Affiliate, or any spouse, lineal descendant, sibling, parent, heir, executor, administrator, testamentary trustee, legatee or beneficiary of any of the foregoing persons described in this clause
         (B) (collectively, "CSFB ASSOCIATES") or (C) any trust, the beneficiaries of which, any charitable trust, the grantor of which, or any corporation, limited liability company or partnership, the stockholders, members or general or limited partners of which include only Merchant, CSFB, CSFB Partners, CSFB Affiliates, CSFB Associates, their spouses or their lineal descendants; and

                  (v) in the case of Epley or any Other Shareholder (other than Japan Energy or Merchant) that is or becomes a party to this Agreement, (A) a Person to whom Company Securities are Transferred from such Other Shareholder (1) by will or the laws of descent and distribution or (2) by gift without consideration of any kind, provided that, in the case of clause (2), such transferee is the spouse or the lineal descendant, sibling or parent of such Shareholder, or (B) a trust that is for the exclusive benefit of such Other Shareholder or its Permitted Transferees under (A) above.

         "PERSON" means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "PUBLIC OFFERING" means an underwritten public offering of Registrable Securities of the Company pursuant to an effective registration statement under the Securities Act other than pursuant to a registration statement on Form S-4 or Form S-8 or any similar or successor form.

         "REGISTRABLE SECURITIES" means, at any time, any Common Shares or Warrant Shares and any securities issued or issuable in respect of such Common Shares or Warrant Shares by way of conversion, exchange, stock dividend, split or combination, recapitalization, merger, consolidation, other reorganization or otherwise until (i) a registration statement covering such Common Shares or Warrant Shares has been declared effective by the SEC and such Common Shares or Warrant Shares have been disposed of pursuant to such effective registration statement, (ii) such Common Shares or Warrant Shares are sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met or (iii) such Common Shares or Warrant Shares are otherwise transferred, the Company has delivered a new certificate or other evidence of ownership for such Common Shares or Warrant Shares not bearing the legend required pursuant to this Agreement and such Common Shares or Warrant Shares may be resold without subsequent registration under the Securities Act.

         "REGISTRATION EXPENSES" means (i) all registration and filing fees,
(ii) fees and expenses of compliance with any securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the securities registered), (iii) printing expenses, (iv) internal expenses of the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (v) reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses relating to any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters requested pursuant to Section 5.04(h) hereof), (vi) reasonable fees and expenses of any special experts retained by the Company in connection with such registration, (vii) reasonable fees and expenses of one counsel for all of the Shareholders participating in the offering selected (A) by the Institutional Shareholders, in the case of any offering in which such entities participate, or (B) in any other case, by the Shareholders holding the majority of Shares to be sold for the account of all Shareholders in the offering, (viii) fees and expenses in connection with any review of underwriting arrangements by the National Association of Securities Dealers, Inc. (the "NASD") including fees and expenses of any "qualified independent underwriter" and (ix) fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but shall not include any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities, or any out-of-pocket expenses (except as set forth in clause (vii) above) of the Shareholders (or the agents who manage their accounts) or any fees and expenses of underwriter's counsel.

         "RULE 144" means Rule 144 (or any successor provisions) under the Securities Act.

         "RULE 144A" means Rule 144A (or any successor provisions) under the Securities Act.

         "SEC" means the Securities and Exchange Commission.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SELL-DOWN PERCENTAGE" means, with respect to any Shareholder (or group of Shareholders), and with respect to any class of Company Securities, the percentage equal to such Shareholder's (or group of Shareholders') Aggregate Ownership of such class of Company Securities divided by such Shareholder's (or group of Shareholders') Initial Ownership of such class of Company Securities.

         "SHAREHOLDER" means each Person (other than the Company) who shall be a party to or bound by this Agreement, whether in connection with the execution and delivery hereof as of the date hereof, pursuant to Sections 3.03 or 7.03 or otherwise, so long as such Person shall "beneficially own" (as such term is defined in Rule 13d-3 of the Exchange Act) any Company Securities.

         "SHORTFORM REGISTRATION" means a registration statement on Form S-3 (or any successor form thereto).

         "SUBSIDIARY" means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

         "TAG-ALONG PORTION" means the product of the Aggregate Ownership of Common Shares by the Tagging Person immediately prior to such Transfer and a fraction the numerator of which is the maximum number of Common Shares that the buyer in the Tag-Along Sale is willing to purchase, and the denominator of which is the Aggregate Ownership of Common Shares by all Shareholders.

         "THIRD PARTY" means a prospective purchaser(s) of Company Securities in an arm's-length transaction from a Shareholder where such purchaser is not a Permitted Transferee or other Affiliate of such Shareholder.

         "TRANSFER" means, with respect to any Company Security, (i) when used as a verb, to sell, assign, dispose of, exchange, pledge, encumber, hypothecate or otherwise transfer such security or any participation or interest therein, whether directly or indirectly, or agree or commit to do any of the foregoing and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge, encumbrance, hypothecation or other transfer of such security or any participation or interest therein or any agreement or commitment to do any of the foregoing.

         "WARRANTS" mean the Japan Energy Warrant and the warrants to purchase Common Stock dated June 26, 2003 issued by the Company to each of FP, Equity Partners, Employee Fund, Executive Fund, Natasha and Merchant.

         "WARRANT SHARES" means the Common Shares issuable by the Company upon exercise of the Warrants.

         (b) The term "INSTITUTIONAL SHAREHOLDER", to the extent such entity shall have transferred any of its Company Securities to any of its "Permitted Transferees," shall mean the Institutional Shareholder and such Permitted Transferees, taken together; provided that any Permitted Transferee who receives Company Securities pursuant to Section 3.03(b) shall not be included in the term "Institutional Shareholder" to the extent of its Company Securities received pursuant to Section 3.03(b).

         (c) The term "OTHER SHAREHOLDERS", to the extent any such Other Shareholders shall have transferred any of their Company Securities to any of their "PERMITTED TRANSFEREES," shall mean the Other Shareholders and such Permitted Transferees, taken together.

         (d) Each of the following terms is defined in the Section set forth opposite such term:

Term                                                Section
----                                                -------
Additional Directors                                2.01
Agreement                                           Preamble
Applicable Holdback Period                          5.03
Cause                                               2.02
Company                                             Preamble
Compelled Sale                                      4.02(a)
Compelled Sale Notice                               4.02(a)
Compelled Sale Notice Period                        4.02(a)
Compelled Sale Price                                4.02(a)
Confidential Information                            6.01(b)
CVC Entity (ies)                                    Preamble
CVC Shareholder Representative                      6.05(b)
Demand Registration                                 5.01(a)
Distributing Institution                            3.03(b)
Drag-Along Rights                                   4.02(a)

Eligible Shareholder                                4.01(a)
Employee Fund                                       Preamble
Epley                                               Preamble
Equity Partners                                     Preamble
Escrow Amount                                       4.01(f)
Escrow Notice                                       4.01(f)
Executive Fund                                      Preamble
FP                                                  Preamble
FP Shareholder Representative                       6.05(a)
Holders                                             5.01(a)(ii)
Incidental Registration                             5.02(a)
Indemnified Party                                   5.07
Indemnifying Party                                  5.07
Inspectors                                          5.04(g)
Institutional Demand                                5.01(a)
Japan Energy                                        Preamble
Japan Energy Demand                                 5.01(a)
Joint Demand                                        5.01(a)
Maximum Offering Size                               5.01(e)
Merchant                                            Preamble
Merger                                              Recitals
Merger Sub                                          Recitals
Natasha                                             Preamble
Non-Requesting Shareholder                          5.01(a)
Old Class A Common Stock                            Recitals
Old Series A Preferred Stock                        Recitals
Old Series B Preferred Stock                        Recitals
Original Agreement                                  Recitals
Records                                             5.04(g)
Replacement Nominee                                 2.03(a)
Representatives                                     6.01(b)
Requesting Shareholder                              5.01(a)
Shareholder                                         7.03
Tag-Along Notice                                    4.01(a)
Tag-Along Notice Period                             4.01(a)
Tag-Along Offer                                     4.01(a)
Tag-Along Response Notice                           4.01(a)
Tag-Along Right                                     4.01(a)
Tag-Along Sale                                      4.01(a)
Tag-Along Seller                                    4.01(a)
Tagging Person                                      4.01(a)
Unused Tag Amount                                   4.01(d)

                                   ARTICLE 2
                              CORPORATE GOVERNANCE

         Section 2.01. Composition of the Board. (a) The Board shall consist of nine directors, of whom three directors will be designated by FP (one of whom shall be an independent director designated by FP), three directors will be designated by the CVC Entities (one of whom shall be an independent director designated by the CVC Entities), one director will be designated by Japan Energy, one director will be the chief executive officer of the Company for so long as he or she is employed by the Company and one independent director will be designated by the Chief Executive Officer and the Institutional Shareholders, provided that such independent director collectively designated by the Chief Executive Officer and the Institutional Shareholders, (i) shall not be either an "Affiliate" or an "Associate" (as such terms are used within the meaning of Rule 12b-2 under the Exchange Act) of the Institutional Shareholders or Japan Energy and (ii) shall be an "independent director" (as such term is defined by the rules of the securities exchange or quotation system on which the Common Stock is traded). If the number of directors that comprise the entire Board is increased in accordance with Section 2.04, the number of directors added to the Board (the "ADDITIONAL DIRECTORS") must be a multiple of two, and for every two Additional Directors, FP shall be permitted to designate one such Additional Director and the CVC Entities shall be permitted to designate one such Additional Director.

         (b) Each Shareholder entitled to vote for the election of directors to the Board agrees that it will vote its Shares or execute written consents, as the case may be, and take all other necessary action (including causing the Company to call a special meeting of Shareholders) in order to ensure that the composition of the Board is as set forth in this Section 2.01.

         (c) The right of each Institutional Shareholder to designate three or more members of the Board pursuant to this Article 2 shall (i) be reduced to the right to designate only one member of the Board at such time as the Aggregate Ownership of Common Shares by such Institutional Shareholder divided by the Aggregate Ownership of such Common Shares by all Shareholders is less than 10% and (ii) terminate at such time as the Aggregate Ownership of Common Shares by such Institutional Shareholder divided by the Aggregate Ownership of such Common Shares by all Shareholders is less than 5%. The right of Japan Energy to designate one member of the Board, shall terminate at such time as the Aggregate Ownership of Common Shares by Japan Energy and its Permitted Transferees falls below 50% of Japan Energy's Initial Ownership of Common Shares. The obligations imposed on the Shareholders to give effect to the rights to designate directors set forth in Section 2.01 shall terminate as to any Person when such Person's right to designate a director is terminated.

         (d) The Company agrees to cause each individual designated pursuant to Section 2.01(a) or 2.03 to be nominated to serve as a director on the Board, and to take all other necessary actions (including calling a special meeting of the Board and/or shareholders) to ensure that the composition of the Board is as set forth in this Section 2.01.

         Section 2.02. Removal. Each Shareholder agrees that if, at any time, it is then entitled to vote for the removal of directors of the Company, it will not vote any of its Common Shares in favor of the removal of any director who shall have been designated or nominated in accordance with Section 2.01, unless such removal shall be for Cause or the Person or Persons entitled to designate or nominate such director shall have consented to such removal in writing, provided that if the Person or Persons entitled to designate or nominate any director pursuant to Section 2.01 shall request in writing the removal, with or without Cause, of such director, such Shareholder shall vote its Common Shares in favor of such removal. Removal for "CAUSE" shall mean removal of a director because of such director's (a) willful and continued failure substantially to perform his or her statutory or fiduciary duties with the Company in his or her established position, (b) participation in a fraud, act of dishonesty or other misconduct that is injurious, monetarily or otherwise, to the Company or any of its Subsidiaries, (c) being charged with or pleading guilty to a felony or a crime involving fraud or dishonesty, (d) violation of any state or federal law that has an adverse effect on the Company or (e) abuse of illegal drugs or other controlled substances or habitual intoxication.

         Section 2.03. Vacancies. If, as a result of death, disability, retirement, resignation, removal (with or without Cause) or otherwise, there shall exist or occur any vacancy on the Board:

         (a) the Person or Persons entitled under Section 2.01 to designate or nominate such director whose death, disability, retirement, resignation or removal resulted in such vacancy may, subject to the provisions of Section 2.01, designate another individual (the "REPLACEMENT NOMINEE") to fill such vacancy and serve as a director of the Company; and

         (b) subject to Section 2.01, each Shareholder then entitled to vote for the election of the Replacement Nominee as a director of the Company agrees that it will vote its Common Shares, or execute a proxy or written consent, as the case may be, in order to ensure that the Replacement Nominee be elected to the Board.

         Section 2.04. Action by the Board. (a) A quorum of the Board shall consist of a majority of the total number of directors, which such majority shall include at least one of the two non-independent designees of FP appointed pursuant to Section 2.01(a) and at least one of the two non-independent designees of the CVC Entities appointed pursuant to Section 2.01(a), provided that the

Institutional Shareholders together shall have the right at any time to increase the number of directors necessary to constitute such quorum.

         (b) All actions of the Board shall require (i) the affirmative vote of at least a majority of the directors present at a duly convened meeting of the Board at which a quorum is present or (ii) the unanimous written consent of the Board, provided that, in the event that there is a vacancy on the Board and an individual has been nominated to fill such vacancy, the first order of business shall be to fill such vacancy.

         (c) The Board may create executive, compensation, audit, nominating and corporate governance and such other committees as it may determine. The Institutional Shareholders together shall be entitled to majority representation on any committee created by the Board, half of which such majority representation shall consist of any director or directors designated by FP to serve on such committee and half of which such majority representation shall consist of any director or directors designated by the CVC Entities to serve on such committee, provided that if rules or regulations of the SEC or the securities exchange or quotation system on which the Common Stock is traded require any committee to consist of one or more "independent directors" (as such term is defined by the rules of the securities exchange or quotation system on which the Common Stock is traded), the directors designated to serve on such committee by FP or the CVC Entities shall be "independent directors" to the extent required to meet such applicable rules or regulations.

         (d) No action by the Company (including but not limited to any action by the Board or any committee thereof) shall be taken after the date hereof with respect to any of the following matters without the affirmative approval of the Board, including the affirmative approval of at least one of the two non-independent designees of FP appointed pursuant to Section 2.01(a) and at least one of the two non-independent designees of the CVC Entities appointed pursuant to Section 2.01(a):

                  (i) (1) any merger or consolidation of the Company with or into any Person, other than a wholly owned Subsidiary, or of any Subsidiary with or into any Person other than the Company or any other wholly owned Subsidiary, or (2) any sale of the Company or any Subsidiary or any significant operations of the Company or any Subsidiary or any joint venture transaction, acquisition or disposition of assets, business, operations or securities by the Company or any Subsidiary (in a single transaction or a series of related transactions) having a value in each case in this clause (2) in excess of $10,000,000;

                  (ii) the declaration of any dividend on or the making of any distribution with respect to, or the recapitalization, reclassification, redemption, repurchase or other acquisition of, any securities of the Company or any Subsidiary, except as expressly permitted by this Agreement;

                  (iii) any liquidation, dissolution, commencement of bankruptcy, liquidation or similar proceedings with respect to the Company or any Subsidiary;

                  (iv) any incurrence, refinancing, alteration of material terms or prepayment by the Company or any Subsidiary of indebtedness for borrowed money in excess of $10,000,000 in the aggregate (or the guaranty by the Company or any Subsidiary of any such indebtedness), or the issuance of any security by the Company or any Subsidiary (not including issuances of such securities in connection with employee or stock option plans previously approved by the Board), in each case other than (1) pursuant to the Credit Agreement, dated December 21, 2000, among AMI Merger Company, Inc., AMI Spinco, Inc., AMI Holdings, Inc., the lenders named therein and Credit Suisse First Boston as administrative agent and collateral agent, as amended and in effect from time to time, provided that the aggregate indebtedness under such agreement shall not exceed $250,000,000 and (2) as specifically contemplated by this Agreement;

                  (v) any determination of compensation, benefits, perquisites and other incentives for the Chief Executive Officer or the Chief Financial Officer of the Company or its Subsidiaries and the approval or amendment of any plans or contracts in connection therewith, and any approval or amendment to any equity or other compensation or benefit plans for employees of the Company or its Subsidiaries;

                  (vi) any appointment or dismissal of any of the Chairman of the Board, Chief Executive Officer, Chief Financial Officer or any other executive officer in any similar capacity of the Company or any Subsidiary;

                  (vii) any amendment to this Agreement, any exercise or waiver of the Company's rights under this Agreement, any amendment to the Charter or Bylaws or any adoption of or amendment to the certificate of incorporation or bylaws of any Subsidiary;

                  (viii) any approval of the annual business plan, budget and long-term strategic plan of the Company or any Subsidiary;

                  (ix) any modification of the long-term business strategy or scope of the business of the Company or any Subsidiary or any material customer relationships thereof; or

                  (x) any increase or decrease to the number of Directors that comprise the entire Board of the Company or any Subsidiary.

         Section 2.05. Conflicting Charter or Bylaw Provisions. Each Shareholder shall vote its Common Shares or execute proxies or written consents, as the case may be, and shall take all other actions necessary, to ensure that the Company's Charter and Bylaws (i) facilitate, and do not at any time conflict with, any provision of this Agreement and (ii) permit each Shareholder to receive the benefits to which each such Shareholder is entitled under this Agreement.

         Section 2.06. Subsidiary Governance. The Company and each Shareholder agree that (i) the board of directors or other persons performing similar functions of each Subsidiary of the Company (other than any AMI Foreign Subsidiary and any AMI Insignificant Subsidiary) shall be comprised of the individuals who are serving as directors on the Board in accordance with Section
2.01 and (ii) the board of directors or other persons performing similar functions of any Subsidiary of the Company shall be subject to all the provisions of this Article 2, including paragraph (d) of Section 2.04. Each Shareholder agrees to vote its Shares and to cause its representatives on the Board, subject to their fiduciary duties, to vote and take other appropriate action to effectuate the agreements in this Section 2.06 in respect of any Subsidiary of the Company.

                                   ARTICLE 3
                            RESTRICTIONS ON TRANSFER

         Section 3.01. General. (a) Each Shareholder understands and agrees that the Company Securities acquired prior to the date of this Agreement have not been registered under the Securities Act and are restricted securities under such Act and the rules and regulations promulgated thereunder. Each Shareholder agrees that it will not Transfer any Company Securities (or solicit any offers in respect of any Transfer of any Company Securities), except in compliance with the Securities Act, any applicable foreign or state securities or "blue sky" laws, and the terms and conditions of this Agreement.

         (b) Any attempt to Transfer any Company Securities not in compliance with this Agreement shall be null and void and the Company shall not, and shall cause any transfer agent not to, give any effect in the Company's stock records to such attempted Transfer.

         Section 3.02. Legends. (a) In addition to any other legend that may be required, each certificate for Company Securities that is issued to any Shareholder shall bear a legend in substantially the following form:

         "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY FOREIGN OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD EXCEPT IN COMPLIANCE THEREWITH. THIS SECURITY IS ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE FIRST AMENDED AND RESTATED SHAREHOLDERS' AGREEMENT DATED AS OF _____________, 2003, COPIES OF WHICH MAY BE OBTAINED UPON REQUEST FROM AMIS HOLDINGS, INC. OR ANY SUCCESSOR THERETO."

         (b) If any Company Securities shall cease to be Registrable Securities under clause (i) or clause (ii) of the definition thereof, the Company, upon the written request of the holder thereof, shall issue to such holder a new certificate evidencing such shares without the first sentence of the legend required by Section 3.02(a) endorsed thereon. If any Company Securities cease to be subject to any and all restrictions on Transfer set forth in this Agreement, the Company, upon the written request of the holder thereof, shall issue to such holder a new certificate evidencing such Company Securities without the second sentence of the legend required by Section 3.02(a) endorsed thereon.

         Section 3.03. Permitted Transferees. (a) Notwithstanding anything in this Agreement to the contrary, any Shareholder may at any time Transfer any or all of its Company Securities to one or more of its Permitted Transferees without the consent of the Board or any other Shareholder or group of Shareholders and without compliance with Sections 3.04, 3.05, 4.01 and 4.02 so long as (i) such Permitted Transferee shall have agreed in writing to be bound by the terms of this Agreement in the form of Exhibit A attached hereto and (ii) the Transfer to such Permitted Transferee is not in violation of applicable federal or state securities laws.

         (b) Notwithstanding the foregoing, the restriction in Section 3.03(a)(i) shall not apply to a Distribution in Kind, and any transferees pursuant to such Distribution in Kind shall not be bound by the provisions of this Agreement if the Distribution in Kind is made in compliance with the following:

                  (i) from the date of this Agreement and until the first anniversary of this Agreement, any Distribution in Kind by an Institutional Shareholder (the "DISTRIBUTING INSTITUTION") so long as the other Institutional Shareholder has consented in writing prior to such Distribution in Kind to the timing of the Distribution in Kind and the number of each class of Company Securities subject to the Distribution in Kind,

                  (ii) from the first anniversary of this Agreement and until the second anniversary of this Agreement, any Distribution in Kind by a

         Distributing Institution so long as (A) the Distributing Institution has given the other Institutional Shareholder seven Business Days prior notice of such Distribution in Kind, which notice shall include the timing of the Distribution in Kind and the number of each class of Company Securities subject to the Distribution in Kind, and (B) such Distribution in Kind will not cause the number of Common Shares distributed, together with all other Common Shares distributed pursuant to Distributions in Kind by the Distributing Institution during the preceding three months and all sales of Common Shares by the Distributing Institution pursuant to Section 3.04(a)(iv) during the preceding three months, to exceed the greater of (x) 3% of the Common Shares outstanding as shown by the most recent report or statement published by the Company, or (y) the average weekly reported volume of trading of Common Shares on all national securities exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the filing of the notice of proposed sale pursuant to paragraph (h) of Rule 144, or if no such notice is required, the date of receipt of the order to execute the transaction by the broker or the date of execution of the transaction directly with a market maker, or (z) the average weekly volume of trading in Common Shares reported through the consolidated transaction reporting system contemplated by Rule 11Aa3-1 under the Exchange Act during the four-week period specified in clause (y) of this Section 3.03(b)(ii), or

                  (iii) from the second anniversary of this Agreement, any Distribution in Kind by a Distributing Institution so long as the Distributing Institution has given the other Institutional Shareholder seven Business Days prior notice of such Distribution in Kind, which notice shall include the timing of the Distribution in Kind and the number of each class of Company Securities subject to the Distribution in Kind.

         Section 3.04. Restrictions on Transfers by the Institutional Shareholders. (a) Except as provided in Section 3.03, each Institutional Shareholder may transfer its Company Securities only as follows:

                  (i)      in a Transfer made in compliance with Section 4.02,

                  (ii) in a Transfer made in compliance with Section 4.01 (provided that until December 21, 2003, no Institutional Shareholder shall be permitted to Transfer any number of any class of Company Securities pursuant to this Section 3.04(a)(ii) if such Transfer would cause such Institutional Shareholder's Aggregate Ownership of such class immediately following such Transfer to fall below two-thirds of such Institutional Shareholder's Initial Ownership), or in a Transfer made after Section 4.01 is terminated in accordance with Section 4.01(i) thereof,

                  (iii) in a Public Offering in connection with the exercise of its rights under Article 5 hereof or in the First Public Offering, or

                  (iv) in a Transfer made at the conclusion of the Applicable Holdback Period (as defined in Section 5.03) following the First Public Offering, in compliance with Rule 144 under the Securities Act, provided that from the first anniversary of this Agreement and until the second anniversary of this Agreement, the number of Company Securities Transferred pursuant to this Section 3.04(a)(iv), together with the number of Company Securities Transferred pursuant to Section 3.03(b)(ii), shall not exceed the maximum number as provided in Section 3.03(b)(ii).

         (b) No Institutional Shareholder shall Transfer Company Securities to an Adverse Person (other than by Transfer pursuant to Section 4.02, in a Public Offering or through a national securities exchange) at any time.

         Section 3.05. Restrictions on Transfers by the Other Shareholders. (a) Except as provided in Section 3.03, each Other Shareholder may transfer its Company Securities only as follows:

                   (i) as a Tagging Person in a Transfer made in compliance with Section 4.01,

                   (ii)    in a Transfer made in compliance with Section 4.02,

                   (iii) after the date of this Agreement, in any Transfer made in compliance with Section 4.01 as a Tag-Along Seller (provided that, other than any Transfer to either Institutional Shareholder that both Institutional Shareholders have consented to in writing prior to such Transfer, no Other Shareholder shall be permitted to Transfer shares of any class of Company Securities pursuant to this Section 3.05(a)(iii) if such Transfer would cause such Other Shareholder's Sell-down Percentage to fall below the greater of (A) two-thirds and
         (B) the Sell-down Percentage of FP or the CVC Entities (whichever is lower) immediately prior to such Transfer by such Other Shareholder), or in a Transfer made after Section 4.01 is terminated in accordance with Section 4.01(i) thereof,

                   (iv) after December 21, 2003, in any Transfer made in compliance with Section 4.01 as a Tag-Along Seller (provided that, other than any Transfer to either Institutional Shareholder that both Institutional Shareholders have consented to in writing prior to such Transfer, no Other Shareholder shall be permitted to Transfer shares of any class of Company Securities pursuant to this Section 3.05(a)(iv) if such Transfer would cause such Other Shareholder's Sell-down Percentage to fall below the greater of (A) one-third and (B) the Sell-down Percentage of FP or the CVC Entities (whichever is lower) immediately prior to such Transfer by such

         Other Shareholder), or in a Transfer made after Section 4.01 is terminated in accordance with Section 4.01(i) thereof,

                    (v) after December 21, 2004, in any Transfer made in compliance with Section 4.01 (provided that, other than any Transfer to either Institutional Shareholder that both Institutional Shareholders have consented to in writing prior to such Transfer, no Other Shareholder shall be permitted to Transfer shares of any class of Company Securities pursuant to this Section 3.05(a)(v) if such Transfer would cause such Other Shareholder's Sell-down Percentage to fall below the Sell-down Percentage of FP or the CVC Entities (whichever is lower) immediately prior to such Transfer by such Other Shareholder), or in a Transfer made after Section 4.01 is terminated in accordance with
         Section 4.01(i) thereof,

                   (vi) in a Public Offering in connection with the exercise of its rights under Article 5 hereof or in the First Public Offering, or

                  (vii) in a Transfer made at the conclusion of the Applicable Holdback Period (as defined in Section 5.03) following the First Public Offering, in compliance with Rule 144 under the Securities Act.

         (b) No Other Shareholder shall Transfer Company Securities to an Adverse Person (other than by Transfer pursuant to Section 4.02, in a Public Offering or through a national securities exchange) at any time.

         (c) It is understood and agreed that Japan Energy shall not transfer the Japan Energy Warrant (prior to the exercise of such Warrant) at any time, under any circumstances, to any Person, other than to Japan Energy's Permitted Transferees.

         Section 3.06. Restrictions on Transfer under a Credit Agreement, Indenture or Other Agreement for Indebtedness. Notwithstanding the foregoing provisions of this Article 3, if a Transfer otherwise permitted hereunder would trigger, under the terms of any outstanding credit agreement, indenture or any other agreement for indebtedness, (i) a change of control requiring repayment or
(ii) other adverse consequence, then such Transfer shall be prohibited, provided however that this Section 3.06 shall not prohibit Japan Energy from making a Transfer to its Permitted Transferees.

                                   ARTICLE 4
          TAG-ALONG RIGHTS; DRAG-ALONG RIGHTS; RIGHTS OF FIRST REFUSAL;
                               PREEMPTIVE RIGHTS

         Section 4.01. Rights to Participate in Transfer. (a) Subject to Sections 3.03, 3.04, 3.05, 3.06 and 4.01(h), if any Shareholder or group of Shareholders (such Shareholder or group of Shareholders, the "TAG-ALONG SELLER") proposes to Transfer any number of Common Shares (a "TAG-ALONG SALE"), the Shareholders other than the Tag-Along Seller (each, an "ELIGIBLE SHAREHOLDER") may elect, at their option, to exercise their rights under this Section 4.01 (each such Shareholder, a "TAGGING PERSON").

         In the event of such a proposed Transfer, the Tag-Along Seller shall provide each Eligible Shareholder written notice of the terms and conditions of such proposed transfer ("TAG-ALONG NOTICE") and offer each Tagging Person the opportunity to participate in such sale. The Tag-Along Notice shall identify the number of Common Shares subject to the offer ("TAG-ALONG OFFER"), the cash price at which the Transfer is proposed to be made, and all other material terms and conditions of the Tag-Along Offer, including the form of the proposed agreement, if any.

         From the date of the receipt of the Tag-Along Notice, each Tagging Person shall have the right (a "TAG-ALONG RIGHT"), exercisable by written notice ("TAG-ALONG RESPONSE NOTICE") given to the Tag-Along Seller within seven Business Days after its receipt of the Tag-Along Notice (the "TAG-ALONG NOTICE PERIOD"), to request that the Tag-Along Seller include in the proposed Transfer the number of Common Shares held by such Tagging Person as is specified in such notice, provided that, if the aggregate number of Common Shares proposed to be sold by the Tag-Along Seller and all Tagging Persons in such transaction exceeds the number of Common Shares that can be sold on the terms and conditions set forth in the Tag-Along Notice, then (i) each Tagging Person shall be entitled to include in the Tag-Along Sale only its Tag-Along Portion of Common Shares and
(ii) the Tag-Along Seller shall be entitled to include the number of Common Shares proposed to be Transferred by the Tag-Along Seller as set forth in the Tag-Along Notice (reduced, to the extent necessary, so that each Tagging Person shall be able to include its Tag-Along Portion) and such additional Common Shares as permitted by Section 4.01(d). Each Tagging Person that exercises its Tag-Along Rights hereunder shall deliver to the Tag-Along Seller, together with its Tag-Along Response Notice, the certificate or certificates representing the Common Shares of such Tagging Person to be included in the Transfer, together with a limited power-of-attorney authorizing the Tag-Along Seller to Transfer such Common Shares on the terms set forth in the Tag-Along Notice. Delivery of such certificate or certificates representing the Common Shares to be Transferred and the limited power-of-attorney authorizing the Tag-Along Seller to Transfer such Common Shares shall constitute an irrevocable acceptance of the Tag-Along Offer by such Tagging Persons. Each Tag-Along Response Notice shall include wire transfer instructions for payment of the purchase price for the Common Shares to be sold in such Tag-Along Sale. The Tagging Persons shall (a) be required (i) to bear their proportionate share of any escrows, holdbacks or adjustments in purchase price and any transaction expenses and (ii) to make such representations, warranties and covenants and enter into such agreements as are customary for transactions of the nature of the Tag-Along Offer, in each case under the terms of any definitive agreement(s) relating to such Tag-Along Offer and (b) benefit from all of the same provisions of the definitive agreements as the Tag-Along Seller, it being understood that any liability of any Tagging Person for indemnification or similar post-closing obligations shall not exceed the consideration such Tagging Person receives in the Tag-Along Sale and shall not exceed a proportional share of any such liability based on such Tagging Person's share of the aggregate consideration in the Tag-Along Sale.

         If, at the end of a 90-day period after such delivery (which 90-day period shall be extended if any of the transactions contemplated by the Tag-Along Offer are subject to regulatory approval until the expiration of five Business Days after all such approvals have been received, but in no event later than 180 days following receipt of the Tag-Along Response Notice by the Tag-Along Seller), the Tag-Along Seller has not completed the Transfer of all such Common Shares on substantially the same terms and conditions set forth in the Tag-Along Notice, the Tag-Along Seller shall (i) return to each Tagging Person the limited power-of-attorney (and all copies thereof) together with all certificates representing the Common Shares that such Tagging Person delivered for Transfer pursuant to this Section 4.01(a) and (ii) not conduct any Transfer of Common Shares without again complying with this Section.

         (b) Concurrently with the consummation of the Tag-Along Sale, the Tag-Along Seller shall notify the Tagging Persons thereof, shall remit to the Tagging Persons the total consideration (by bank or certified check) for the Common Shares of the Tagging Persons transferred pursuant thereto, and shall, promptly after the consummation of such Tag-Along Sale, furnish such other evidence of the completion and time of completion of such transfer and the terms thereof as may be reasonably requested by the Tagging Persons.

         (c) If at the termination of the Tag-Along Notice Period any Eligible Shareholder shall not have elected to participate in the Tag-Along Sale, such Eligible Shareholder will be deemed to have waived its rights under
Section 4.01(a) with respect to the Transfer of its securities pursuant to such Tag-Along Sale.

         (d) If (i) any Eligible Shareholder declines to exercise its Tag-Along Rights or (ii) any Tagging Person elects to exercise its Tag-Along Rights with respect to less than such Tagging Person's Tag-Along Portion, the Tag-Along Seller shall be entitled to Transfer, pursuant to the Tag-Along Offer, a number of Common Shares held by it equal to Unused Tag Amount (reduced to the extent necessary so that each Tagging Person who has elected to exercise its Tag-Along Rights for the full amount of its Tag-Along Portion shall be able to include its Tag-Along Portion with respect to the Unused Tag Amount) and each Tagging Person who has elected to exercise its Tag-Along Rights for the full amount of its Tag-Along Portion shall be entitled to Transfer in the Tag-Along Sale its Tag-Along Portion of the Unused Tag Amount. "UNUSED TAG AMOUNT" means the number of Common Shares constituting the sum of (i) the Tag-Along Portion of any Eligible Shareholder that declined to exercise its Tag-Along Rights and (ii) the portion of the Tag-Along Portion with respect to which Tag-Along Rights were not exercised by any Tagging Person that exercised its Tag-Along Rights with respect to less than such Tag-Along Person's Tag-Along Portion.

         (e) The Tag-Along Seller may Transfer, on behalf of itself and any Tagging Person who exercises the Tag-Along Rights pursuant to this Section 4.01(a), the Common Shares subject to the Tag-Along Offer and elected to be Transferred on the terms and conditions set forth in the Tag-Along Notice within 90 days (or such longer period as extended under Section 4.01(a)) of the date on which all Tag-Along Rights shall have been waived, exercised or expire; provided that, if such Tag-Along Sale is subject to regulatory approval, such 90 day period shall be extended until the expiration of five Business Days after all such approvals have been received, but in no event later than 180 days following the effective date of the Tag-Along Sale Notice.

         (f) Notwithstanding the requirements of this Section 4.01, a Tag-Along Seller may Transfer Common Shares at any time without complying with the requirements of paragraphs (a) and (b) of Section 4.01 so long as such Transfer is solely for cash and the Tag-Along Seller deposits into escrow with an independent third party at the time of Transfer that amount of the consideration received in the sale equal to the Escrow Amount. The "ESCROW AMOUNT" shall equal that amount of consideration that all the Eligible Shareholders would have been entitled to receive if each of the Eligible Shareholders had the opportunity to participate in the Transfer as a Tagging Person to the extent of its Tag-Along Portion, determined as if each such Eligible Shareholder (i) delivered a Tag-Along Response Notice to the Tag-Along Seller in the time period set forth in Section 4.01(a) and (ii) proposed to include all of its Common Shares which it would have been entitled to include in the Transfer.

         No later than the date of the Transfer, the Tag-Along Seller shall notify the Company in writing of the proposed Transfer. Such notice (the "ESCROW NOTICE") shall set forth the information required in the Tag-Along Notice, and in addition, such notice shall state the name of the escrow agent and the account number of the escrow account. The Company shall promptly, and in any event within 10 days, deliver or cause to be delivered the Escrow Notice to each Eligible Shareholder.

         An Eligible Shareholder may exercise the tag-along right described in this clause (f) by delivery to the Tag-Along Seller, within seven Business Days of the date after the Company delivered or caused to be delivered the Escrow Notice, of (i) a written notice specifying the number of Common Shares it proposes to sell (which such number shall not exceed such Eligible Shareholder's Tag-Along Portion), and (ii) the certificates representing such securities, with transfer powers duly endorsed in blank.

         Promptly after the expiration of the seventh Business Day after the Company has delivered or caused to be delivered the Escrow Notice, (i) the Tag-Along Seller shall purchase that number of Common Shares as the Tag-Along Seller would have been required to include in the sale had the Tag-Along Seller complied with the provisions of Section 4.01(a), (ii) the Company shall cause to be released from the escrow to the Eligible Shareholder from whom the Tag-Along Seller purchases Common Shares pursuant to clause (i) of this paragraph the applicable amount of consideration due to such Eligible Shareholder together with any interest thereon, and (iii) all remaining funds and other consideration held in escrow shall be released to the Tag-Along Seller.

         (g) Notwithstanding anything contained in this Section 4.01, there shall be no liability on the part of the Tag-Along Seller to the Tagging Persons (other than the obligation to return any certificates evidencing Common Shares received by the Tag-Along Seller) if the Transfer of Common Shares pursuant to this Section 4.01 is not consummated for whatever reason. Whether to effect a Transfer of Common Shares pursuant to this Section 4.01 by the Tag-Along Seller is in the sole and absolute discretion of the Tag-Along Seller.

         (h) The provisions of this Section 4.01 shall not apply to any proposed Transfer of Common Shares by the Tag-Along Seller (A) in a Public Offering or pursuant to Rule 144 or (B) pursuant to Section 3.03 or 4.02.

         (i) This Section 4.01 shall terminate upon the date on which the Aggregate Ownership of Common Shares by the Institutional Shareholders together falls below 35% of the aggregate Initial Ownership of such Institutional Shareholders.

         Section 4.02. Right to Compel Participation in Certain Transfers. (a) If the Institutional Shareholders together propose (i) to Transfer not less than 50% of their Initial Ownership of Common Shares to a Third Party in a bona fide sale or (ii) a Transfer in which the Common Shares to be Transferred by the Institutional Shareholders together, plus the Common Shares to be Transferred by the Other Shareholders pursuant to this Section 4.02(a), constitute more than 50% of the outstanding Common Shares (a "COMPELLED SALE"), the Institutional Shareholders together may at their option require all Other Shareholders to Transfer the Drag-Along Portion of Common Shares ("DRAG-ALONG RIGHTS") then held by every Other Shareholder and, at the closing of the Compelled Sale, to exercise such number of options or Warrants for Common Shares held by every Other Shareholder as is required in order that a sufficient number of Common Shares are available to Transfer the relevant Drag-Along Portion of each such Other Shareholder, for the same consideration per Common Share and otherwise on the same terms and conditions as the Institutional Shareholders, provided that any Other Shareholder who holds options or Warrants the exercise price per share of which is greater than the per share price at which the Common Shares are to be Transferred to the Third Party may, if required by the Institutional Shareholders to exercise such options, in place of such exercise, submit to irrevocable cancellation thereof without any liability for payment of any exercise price with respect thereto. If the Compelled Sale is not consummated with respect to any Common Shares acquired upon exercise of such options or Warrants, or the Compelled Sale is not consummated, such options or Warrants shall be deemed not to have been exercised or canceled, as applicable. The Institutional Shareholders shall provide written notice of such Compelled Sale to the Other Shareholders (a "COMPELLED SALE NOTICE") not later than the 15th day prior to the proposed Compelled Sale. The Compelled Sale Notice shall identify the transferee, the number of Common Shares subject to the Compelled Sale, the consideration for which a Transfer is proposed to be made (the "COMPELLED SALE PRICE") and all other material terms and conditions of the Compelled Sale. The number of Common Shares to be sold by each Other Shareholder will be the Drag-Along Portion of the Common Shares that such Other Shareholder owns. Each Other Shareholder shall be required to participate in the Compelled Sale on the terms and conditions set forth in the Compelled Sale Notice and to tender its Common Shares as set forth below. The price payable in such Transfer shall be the Compelled Sale Price. Not later than the 10th day following the date of the Compelled Sale Notice (the "COMPELLED SALE NOTICE PERIOD"), each of the Other Shareholders shall deliver to a representative of the Institutional Shareholders designated in the Compelled Sale Notice certificates, and in the case of Warrants, the applicable instrument, representing all Company Securities comprising the Drag-Along Portion held by such Other Shareholder, duly endorsed, together with all other documents required to be executed in connection with such Compelled Sale or, if such delivery is not permitted by applicable law, an unconditional agreement to deliver such Company Securities pursuant to this
Section 4.02(a) at the closing for such Compelled Sale against delivery to such Other Shareholder of the consideration therefor. If an Other Shareholder should fail to deliver such certificates or other applicable instruments to the Institutional Shareholders, the Company (subject to reversal under Section 4.02(b)) shall cause the books and records of the Company to show that such Company Securities are bound by the provisions of this Section 4.02(a) and that such Company Securities shall be Transferred to the Third Party immediately upon surrender for Transfer by the holder thereof. The Other

Shareholders shall (a) be required (i) to bear their proportionate share of any escrows, holdbacks or adjustments in purchase price and any transaction expenses and (ii) to make such representations, warranties and covenants and enter into such agreements as are customary for transactions of the nature of the Compelled Sale, in each case under the terms of any definitive agreements relating to such Compelled Sale and (b) benefit from all of the same provisions of the definitive agreements as the Institutional Shareholders, it being understood that any liability of any Other Shareholder for indemnification or similar post-closing obligations shall not exceed the consideration such Other Shareholder receives in the Compelled Sale and shall be a proportional share of any such liability based on such Other Shareholder's share of the aggregate consideration in the Compelled Sale.

         (b) The Institutional Shareholders shall have a period of 90 days from the date of receipt of the Compelled Sale Notice to consummate the Compelled Sale on the terms and conditions set forth in such Compelled Sale Notice, provided that, if such Compelled Sale is subject to regulatory approval, such 90-day period shall be extended until the expiration of five Business Days after all such approvals have been received, but in no event later than 180 days following the effective date of the Compelled Sale Notice. If the Compelled Sale shall not have been consummated during such period, the Institutional Shareholders shall return to each of the Other Shareholders all certificates or other applicable instruments representing Company Securities that such Other Shareholders delivered for Transfer pursuant hereto, together with any documents in the possession of the Institutional Shareholders executed by the Other Shareholders in connection with such proposed Transfer, and all the restrictions on Transfer contained in this Agreement or otherwise applicable at such time with respect to such Company Securities owned by the Other Shareholders shall again be in effect.

         (c) Concurrently with the consummation of the Transfer of Company Securities pursuant to this Section 4.02, the Institutional Shareholders shall give notice thereof to the Other Shareholders, shall remit to each of the Other Shareholders who have surrendered their certificates or other applicable instruments the total consideration (the cash portion of which is to be paid by bank or certified check) for the Company Securities Transferred pursuant hereto and shall furnish such other evidence of the completion and time of completion of such Transfer and the terms thereof as may be reasonably requested by such Other Shareholders.

         (d) Notwithstanding anything contained in this Section 4.02, there shall be no liability on the part of the Institutional Shareholders to the Other Shareholders (other than the obligation to return any certificates or other applicable instruments representing Company Securities received by any Institutional Shareholders) if the Transfer of Company Securities pursuant to this

Section 4.02 is not consummated for whatever reason, regardless of whether the Institutional Shareholders have delivered a Compelled Sale Notice. Whether to effect a Transfer of Company Securities pursuant to this Section 4.02 by the Institutional Shareholders is in the sole and absolute discretion of the Institutional Shareholders.

         (e)      This Section 4.02 shall terminate upon the earlier to occur of
(i) the third anniversary of the date of this Agreement and (ii) the date on which the Aggregate Ownership of the Institutional Shareholders together falls below 35% of the aggregate Initial Ownership of Common Shares by such Institutional Shareholders.

                                   ARTICLE 5
                               REGISTRATION RIGHTS

         Section 5.01. Demand Registration. If, at any time after the earlier of 180 days after the consummation of the Company's First Public Offering and the Applicable Holdback Period, the Company shall receive a written request from either (x) both Institutional Shareholders or after the first anniversary of the consummation of the First Public Offering, either Institutional Shareholder (an "INSTITUTIONAL DEMAND") or (y) either of the Institutional Shareholders and Japan Energy (a "JOINT DEMAND") that the Company effect the registration under the Securities Act of all or a portion of such Requesting Shareholder's Registrable Securities, and specifying the intended method of disposition thereof, then the Company shall promptly give written notice of such requested registration at least 15 days prior to the anticipated filing date of the registration statement relating to such Demand Registration to each Non-Requesting Shareholder. In addition, if at any one time after the first anniversary of the Company's First Public Offering, the Company shall receive a written request from Japan Energy (a "JAPAN ENERGY DEMAND") that the Company effect the registration under the Securities Act of all or a portion of Japan Energy's Registrable Securities, and specifying the intended method of disposition thereof, then the Company shall promptly give written notice of such requested registration at least 15 days prior to the anticipated filing date of the registration statement relating to such Demand Registration to each Non-Requesting Shareholder. Upon the Company's giving notice of a requested registration, the Company will use its best efforts to effect, as expeditiously as possible, the registration under the Securities Act of:

                  (i) the Registrable Securities that the Company has been so requested to register by the Requesting Shareholders, then held by the Requesting Shareholders, and

                  (ii) subject to the restrictions set forth in Section 5.02, all other Registrable Securities of the same class as that requested to be registered by the Requesting Shareholders which any Non-Requesting Shareholder entitled to request the Company to effect an Incidental Registration pursuant to Section 5.02 (all such Shareholders, together with the Requesting Shareholders, the "HOLDERS") have requested the Company to register by written request received by the Company within 15 days after the receipt by such Holders of such written notice given by the Company, all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, provided that any such Joint Demand occurring during the period between the First Public Offering and the first anniversary of the First Public Offering can occur only following the first Institutional Demand, and provided further that the Company shall not be obligated to effect a Demand Registration unless either (x) the aggregate proceeds expected to be received from the sale of the Common Shares requested to be included in such Demand Registration equal or exceed $25,000,000 or, in the case of a Shortform Registration, $5,000,000 or (y) the remaining portion of Registrable Securities held by at least one Requesting Shareholder would be registered pursuant to such Demand Registration. In no event will the Company be required to effect more than one Demand Registration hereunder within any six-month period.

         "REQUESTING SHAREHOLDER" means (i) with respect to an Institutional Demand, the Institutional Shareholder or Shareholders exercising such Institutional Demand, or, (ii) in respect of a Joint Demand, an Institutional Shareholder together with Japan Energy, and (iii) in respect of a Japan Energy Demand, Japan Energy. "NON-REQUESTING SHAREHOLDER" means each Shareholder with respect to a Demand Registration that is not a Requesting Shareholder. Each of the Institutional Demand, the Joint Demand and the Japan Energy Demand is referred to herein as a "DEMAND REGISTRATION".

         (b) Promptly after the expiration of the 15-day period referred to in Section 5.01(a)(ii) hereof, the Company will notify all the Holders to be included in the Demand Registration of the other Holders and the number of shares of Registrable Securities requested to be included therein. At any time prior to the effective date of the registration statement relating to such registration, the Requesting Shareholders may revoke such request, without liability to any of the other Holders, by providing a written notice to the Company revoking such request. A request, so revoked, shall be considered to be a Demand Registration unless (i) such revocation arose out of the fault of the Company (in which case the Company shall be obligated to pay all Registration Expenses in connection with such revoked request), or (ii) the Requesting Shareholders reimburse the Company for all Registration Expenses of such revoked request.

         (c) The Company will be liable for and pay all Registration Expenses in connection with any Demand Registration, regardless of whether it is effected, except as provided in (b)(ii) above.

         (d)      A Demand Registration shall not be deemed to have occurred

                  (i)      unless the registration statement relating thereto
         (A) has become effective under the Securities Act and (B) has remained effective for a period of at least 120 days (or such shorter period in which all Registrable Securities of the Holders included in such registration have actually been sold thereunder), provided that such registration statement shall not be considered a Demand Registration if, after any registration statement requested pursuant to this Section
         5.01 becomes effective, (x) such registration statement is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court and (y) less than 75% of the Registrable Securities included in such registration statement have been sold thereunder, or

                  (ii) if the Maximum Offering Size (as defined below) is reduced in accordance with Section 5.01(e) such that less than 75% of the Registrable Securities of the Requesting Shareholders sought to be included in such registration are included.

         (e) If a Demand Registration involves an underwritten Public Offering and the managing underwriter shall advise the Company and the Requesting Shareholders that, in its view, the number of shares of Registrable Securities requested to be included in such registration (including any securities that the Company proposes to be included that are not Registrable Securities) exceeds the largest number of shares that can be sold without having an adverse effect on such offering, including the price at which such shares can be sold (the "MAXIMUM OFFERING SIZE"), the Company will include in such registration, in the priority listed below, up to the Maximum Offering Size:

                           (A) first, all Registrable Securities requested to be registered by the Requesting Shareholders and their Permitted Transferees and, in the case of a Joint Demand or an Institutional Demand exercised by a single Institutional Shareholder, all Registrable Securities requested to be registered by both Institutional Shareholders and their Permitted Transferees (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such entities on the basis of the relative number of shares of Registrable Securities so requested to be registered),

                           (B) second, all Registrable Securities requested to be included in such registration by any Non-Requesting Shareholder and its Permitted Transferees (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among the Non-Requesting Shareholders and their Permitted Transferees on the basis of the relative number of Registrable Securities so requested to be included in such registration) excluding, for purposes of this paragraph (B), the Registrable Securities of a Non-Requesting Institutional Shareholder in the case of a Joint Demand or an Institutional Demand in which such Non-Requesting Institutional Shareholder is included in paragraph (A) above, and

                           (C) third, any securities proposed to be registered for the account of any other Persons (including the Company), with such priorities among them as the Company shall determine.

         (f) Upon written notice to each Requesting Shareholder, the Company may postpone effecting a registration pursuant to this Section 5.01 on one occasion during any period of 12 consecutive months for a reasonable time specified in the notice but not exceeding 90 days (which period may not be extended or renewed), if (1) an investment banking firm of recognized national standing shall advise the Company and the Requesting Shareholders in writing that effecting the registration would materially and adversely affect an offering of securities of such Company the preparation of which had then been commenced or (2) the Company is in possession of material non-public information the disclosure of which during the period specified in such notice the Company believes would not be in the best interests of the Company.

         Section 5.02. Incidental Registration. If, at any time after the First Public Offering, the Company proposes to register any Company Securities under the Securities Act (other than a registration on Form S-8 or S-4, or any successor or similar forms, relating to Common Shares issuable upon exercise of employee stock options or in connection with any employee benefit or similar plan of the Company or in connection with a direct or indirect acquisition by the Company of another Person), whether or not for sale for its own account, it will each such time, subject to the provisions of Section 5.02(b), give prompt written notice at least 30 Business Days prior to the anticipated filing date of the registration statement relating to such registration to each Shareholder, which notice shall set forth such Shareholder's rights under this Section 5.02 and shall offer such Shareholder the opportunity to include in such registration statement the number of Registrable Securities of the same class or series as those proposed to be registered as each such Shareholder may request (an "INCIDENTAL REGISTRATION"), subject to the provisions of 5.02(b). Upon the written request of any such Shareholder made within 15 days after the receipt of notice from the Company

(which request shall specify the number of Registrable Securities intended to be disposed of by such Shareholder), the Company will use all reasonable efforts to effect the registration under the Securities Act of all Registrable Securities that the Company has been so requested to register by all such Shareholders, to the extent requisite to permit the disposition of the Registrable Securities so to be registered, provided that (i) if such registration involves an underwritten Public Offering, all such Shareholders requesting to be included in the Company's registration must sell their Registrable Securities to the underwriters selected as provided in Section 5.04(f) on the same terms and conditions as apply to the Company or the Requesting Shareholder, as applicable, and (ii) if, at any time after giving written notice of its intention to register any securities pursuant to this Section 5.02(a) and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company shall give written notice to all such Shareholders and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration. No registration effected under this Section 5.02 shall relieve the Company of its obligations to effect a Demand Registration to the extent required by Section 5.01. The Company shall pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 5.02.

         (b) If a registration pursuant to this Section 5.02 involves an underwritten Public Offering (other than any Demand Registration, in which case the provisions with respect to priority of inclusion in such offering set forth in Section 5.01(e) shall apply) and the managing underwriter advises the Company that, in its view, the number of Shares that the Company and such Shareholders intend to include in such registration exceeds the Maximum Offering Size, the Company will include in such registration, in the following priority, up to the Maximum Offering Size:

                  (i) first, so much of the securities proposed to be registered for the account of the Company as would not cause the offering to exceed the Maximum Offering Size,

                  (ii) second, all Registrable Securities requested to be included in such registration by the Institutional Shareholders and Japan Energy and each of their Permitted Transferees, (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such entities or persons on the basis of the relative number of shares of Registrable Securities so requested to be included in such registration),

                  (iii) third, any securities proposed to be registered for the account of any other Persons with such priorities among them as the Company shall determine.

         Section 5.03. Holdback Agreements. If any registration of Registrable Securities shall be in connection with a Public Offering, each Institutional Shareholder and each Other Shareholder and the Company agree not to effect any public sale or distribution, including any sale pursuant to Rule 144 or Rule 144A under the Securities Act, of any Registrable Securities, and not to effect any such public sale or distribution of any other security of the Company or of any stock convertible into or exchangeable or exercisable for any Common Stock (in each case, other than as part of such Public Offering) during the 14 days prior to the effective date of the applicable registration statement (except as part of such registration) or during the period after such effective date equal to the lesser of (i) such period of time as the Company and the lead managing underwriter shall agree and (ii) 180 days (such lesser period, the "APPLICABLE HOLDBACK PERIOD").

         Section 5.04. Registration Procedures. Whenever Shareholders request that any Registrable Securities be registered pursuant to Section 5.01 or 5.02 hereof, subject to the provisions of such Sections, the Company will use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as practicable, and in connection with any such request:

         (a) The Company will as expeditiously as possible (but in any event within (i) 45 days of receipt of a request for a Demand Registration or
(ii) in the case of a Shortform Registration, within 21 days of receipt of a request for a Demand Registration) prepare and file with the SEC a registration statement on any form reasonably acceptable to the Requesting Shareholders for which the Company then qualifies or that counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its best efforts to cause such filed registration statement to become and remain effective for a period of not less than 180 days, or in the case of a shelf registration statement, one year (or such shorter period in which all of the Registrable Securities of the Holders included in such registration statement shall have actually been sold thereunder).

         (b) Prior to filing a registration statement or prospectus or any amendment or supplement thereto, the Company will, if requested, furnish to each participating Shareholder and each underwriter, if any, of the Registrable Securities covered by such registration statement copies of such registration statement as proposed to be filed, and thereafter the Company will furnish to such Shareholder and underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 or Rule 430A under the Securities Act and such other documents as such

Shareholder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Shareholder. Each Institutional Shareholder shall have the right to request that the Company modify any information contained in such registration statement, amendment and supplement thereto pertaining to such Institutional Shareholder and the Company shall use all reasonable efforts to comply with such request, provided, however, that the Company shall not have any obligation so to modify any information if so doing would cause the prospectus to contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

         (c) After the filing of the registration statement, the Company will (i) cause the related prospectus to be supplemented by any required prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act, (ii) to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement or supplement to such prospectus and (iii) promptly notify each Shareholder holding Registrable Securities covered by such registration statement of any stop order issued or threatened by the SEC or any state securities commission under state blue sky laws and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

         (d) The Company will use all reasonable efforts to (i) register or qualify the Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions in the United States as any Shareholder holding such Registrable Securities reasonably (in light of such Shareholder's intended plan of distribution) requests and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable such Shareholder to consummate the disposition of the Registrable Securities owned by such Shareholder, provided that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

         (e) The Company will immediately notify each Shareholder holding such Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly prepare and make available to each such Shareholder and file with the SEC any such supplement or amendment.

         (f) The Institutional Shareholders will have the right, in their sole discretion, to select an underwriter or underwriters in connection with any Public Offering resulting from the exercise of a Demand Registration, which underwriter or underwriters may include any Affiliate of any Institutional Shareholder, and ERROR! BOOKMARK NOT DEFINED. the Company will select an underwriter or underwriters in connection with any other Public Offering. In connection with any Public Offering, the Company will enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities in any such Public Offering, including the engagement of a "qualified independent underwriter" in connection with the qualification of the underwriting arrangements with the NASD.

         (g) Upon execution of confidentiality agreements in form and substance reasonably satisfactory to the Company, the Company will make available for inspection by any Shareholder and any underwriter participating in any disposition pursuant to a registration statement being filed by the Company pursuant to this Section 5.04 and any attorney, accountant or other professional retained by any such Shareholder or underwriter (collectively, the "INSPECTORS"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "RECORDS") as shall be reasonably necessary or desirable to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement. Records that the Company determines, in good faith, to be confidential and that it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Each Shareholder agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it or its Affiliates as the basis for any market transactions in the Company Securities unless and until such is made generally available to the public. Each Shareholder further agrees that, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, it will give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

         (h) The Company will furnish to each such Shareholder and to each such underwriter, if any, a signed counterpart, addressed to such Shareholder or underwriter, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company's independent public accountants, each in customary form and covering such matters of the kind customarily covered by opinions or comfort letters, as the case may be, as a majority of such Shareholders or the managing underwriter therefor reasonably requests.

         (i) The Company will otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its securityholders, as soon as reasonably practicable, an earnings statement or such other document covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

         (j) The Company may require each such Shareholder promptly to furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration.

         (k) Each such Shareholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5.04(e) hereof, such Shareholder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Shareholder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 5.04(e) hereof, and, if so directed by the Company, such Shareholder will deliver to the Company all copies, other than any permanent file copies then in such Shareholder's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event that the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 5.04(a) hereof) by the number of days during the period from and including the date of the giving of notice pursuant to Section 5.04(e) hereof to the date when the Company shall make available to such Shareholder a prospectus supplemented or amended to conform with the requirements of Section 5.04(e) hereof.

         (l) The Company will use its best efforts to list all Registrable Securities covered by such registration statement on any securities exchange or quotation system on which any of the Registrable Securities are then listed or traded.

         (m) The Company will provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement.

         Section 5.05. Indemnification by the Company. The Company agrees to indemnify and hold harmless each Shareholder holding Registrable Securities covered by a registration statement, its officers, directors, employees, partners and agents, and each Person, if any, who controls such Shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission so made based upon information furnished in writing to the Company by such Shareholder or on such Shareholder's behalf expressly for use therein, provided that, with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, or in any prospectus, as the case may be, the indemnity agreement contained in this paragraph shall not apply to the extent that any such loss, claim, damage, liability or expense results from the fact that a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) was not sent or given to the Person asserting any such loss, claim, damage, liability or expense at or prior to the written confirmation of the sale of the Registrable Securities concerned to such Person if it is determined that the Company has provided such prospectus to such Shareholder and it was the responsibility of such Shareholder to provide such Person with a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) and such current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) would have cured the defect giving rise to such loss, claim, damage, liability or expense. The Company also agrees to indemnify any underwriters of the Registrable Securities, their officers and directors and each person who controls such underwriters on substantially the same basis as that of the indemnification of the Shareholders provided in this Section 5.05.

         Section 5.06. Indemnification by Participating Shareholders. Each Shareholder holding Registrable Securities included in any registration statement agrees, severally but not jointly, to indemnify and hold harmless the Company, its officers, directors and agents and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Shareholder, but only (i) with respect to information furnished in writing by such Shareholder or on such Shareholder's behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus or (ii) to the extent that any loss, claim, damage, liability or expense described in
Section 5.05 results from the fact that a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) was not sent or given to the Person asserting any such loss, claim, damage, liability or expense at or prior to the written confirmation of the sale of the Registrable Securities concerned to such Person if it is determined that it was the responsibility of such Shareholder to provide such Person with a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) and such current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) would have cured the defect giving rise to such loss, claim, damage, liability or expense. Each such Shareholder also agrees to indemnify and hold harmless underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters on substantially the same basis as that of the indemnification of the Company provided in this Section 5.06. As a condition to including Registrable Securities in any registration statement filed in accordance with Article 5 hereof, the Company may require that it shall have received an undertaking reasonably satisfactory to it from any underwriter to indemnify and hold it harmless to the extent customarily provided by underwriters with respect to similar securities. No Shareholder shall be liable under this Section 5.06 for any loss, claim, damage, liability or expense in excess of the net proceeds realized by such Shareholder in the sale of Registrable Securities of such Shareholder to which such loss, claim, damage, liability or expense relates.

         Section 5.07. Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to this Article 5, such Person (an "INDEMNIFIED PARTY") shall promptly notify the Person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses, provided that the failure of any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that, in connection with any proceeding or related proceedings in the same jurisdiction, the Indemnifying Party shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Without the prior written consent of the Indemnified Party, no Indemnifying Party shall effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

         Section 5.08. Contribution. If the indemnification provided for in this Article 5 is unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) as between the Company and the Shareholders holding Registrable Securities covered by a registration statement on the one hand and the underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and such Shareholders on the one hand and the underwriters on the other, from the offering of the Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company and such Shareholders on the one hand and of such underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations and (ii) as between the Company on the one hand and each such Shareholder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each such Shareholder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Company and such Shareholders on the one hand and such underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and such Shareholders bear to the total underwriting discounts and commissions received by such underwriters, in each case as set forth in the table on the cover page of the prospectus. The relative fault of the Company and such Shareholders on the one hand and of such underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and such Shareholders or by such underwriters. The relative fault of the Company on the one hand and of each such Shareholder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Shareholders agree that it would not be just and equitable if contribution pursuant to this Section 5.08 were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5.08, no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Shareholder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Shareholder were offered to the public exceeds the amount of any damages that such Shareholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Each Shareholder's obligation to contribute pursuant to this Section 5.08 is several in the proportion that the proceeds of the offering received by such Shareholder bears to the total proceeds of the offering received by all such Shareholders and not joint.

         Section 5.09. Participation in Public Offering. No Person may participate in any Public Offering hereunder unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and the provisions of this Agreement in respect of registration rights.

         Section 5.10. Other Indemnification. Indemnification similar to that specified herein (with appropriate modifications) shall be given by the Company and each Shareholder participating therein with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

         Section 5.11. Cooperation by the Company. If any Shareholder shall transfer any Registrable Securities pursuant to Rule 144 or Rule 144A under the Securities Act, the Company shall cooperate, to the extent commercially reasonable, with such Shareholder and shall provide to such Shareholder such information as such Shareholder shall reasonably request.

         Section 5.12. No Transfer of Registration Rights. None of the rights of Shareholders under this Article 5 shall be assignable by any Shareholder to any Person acquiring Securities in any Public Offering or pursuant to Rule 144 or Rule 144A of the Securities Act.

                                   ARTICLE 6
                        CERTAIN COVENANTS AND AGREEMENTS

         Section 6.01. Confidentiality. (a) Each Shareholder agrees that Confidential Information (as defined below) furnished and to be furnished to it was and will be made available in connection with such Shareholder's investment in the Company. Each Shareholder agrees that it will use, and that it will cause any Person to whom Confidential Information is disclosed pursuant to clause (i) below to use, the Confidential Information only in connection with its investment in the Company and not for any other purpose (including, without limitation, to disadvantage competitively the Company or any other Shareholder). Each Shareholder further acknowledges and agrees that it will not disclose any Confidential Information to any Person, provided that Confidential Information may be disclosed (i) to such Shareholder's Representatives (as defined below) in the normal course of the performance of their duties or to any financial institution providing credit to such Shareholder, (ii) to the extent required by applicable law, rule or regulation (including complying with any oral or written questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process to which a Shareholder is subject, provided that such Shareholder gives the Company prompt notice of such request(s), to the extent practicable, so that the Company may seek an appropriate protective order or similar relief (and the Shareholder shall cooperate with such efforts by the Company, and shall in any event make only the minimum disclosure required by such law, rule or regulation)), (iii) to any Person to whom such Shareholder is contemplating a Transfer of its Company Securities (provided that such Transfer would not be in violation of the provisions of this Agreement and as long as such potential transferee is advised of the confidential nature of such information and agrees to be bound by a confidentiality agreement in form and substance satisfactory to the Company and consistent with the provisions hereof), (iv) to any regulatory authority or rating agency to which the Shareholder or any of its affiliates is subject or with which it has regular dealings, as long as such authority or agency is advised of the confidential nature of such information or (v) if the prior written consent of the Board shall have been obtained. Nothing contained herein shall prevent the use (subject, to the extent possible, to a protective order) of Confidential Information in connection with the assertion or defense of any claim by or against the Company or any Shareholder.

         (b) "CONFIDENTIAL INFORMATION" means any information concerning the Company and Persons that are or become its Subsidiaries or the financial condition, business, operations or prospects of the Company and Persons that are or become its Subsidiaries in the possession of or furnished to any Shareholder (including, without limitation by virtue of its present or former right to designate a director of the Company), provided that the term Confidential Information does not include information that (i) is or becomes generally available to the public other than as a result of a disclosure by a Shareholder or its partners, directors, officers, employees, agents, counsel, investment advisers or representatives (all such persons being collectively referred to as "REPRESENTATIVES") in violation of this Agreement, (ii) is or was available to such Shareholder on a non-confidential basis prior to its disclosure to such Shareholder or its Representatives by the Company or (iii) was or becomes available to such Shareholder on a non-confidential basis from a source other than the Company, provided that such source is or was (at the time of receipt of the relevant information) not, to the best of such Shareholder's knowledge, bound by a confidentiality agreement with (or other confidentiality obligation to) the Company or another Person.

         Section 6.02. Information. So long as any Company Securities remain outstanding, the Company shall deliver to each Five Percent Shareholder:

         (a) After the end of the first three fiscal quarters, as soon as practicable and in any event on or before the applicable filing deadline for filing quarterly reports on Form 10-Q (or any successor form) with the SEC, consolidated balance sheets of the Company and its Subsidiaries as at the end of such period and the related consolidated statements of income, stockholders' equity and cash flow of the Company and its Subsidiaries for such fiscal quarter, setting forth in each case in comparative form the consolidated figures for the corresponding periods of the previous fiscal year, all in reasonable detail and certified by the Company's Chief Financial Officer that they fairly present the financial condition of the Company and its Subsidiaries as at the dates indicated and the results of their operations and changes in their financial position for the periods indicated, subject to normal year-end adjustments;

         (b) After the end of each fiscal year as soon as practicable and in any event on or before the applicable filing deadline for filing annual reports on Form 10-K (or any successor form), consolidated balance sheets of the Company and its Subsidiaries as at the end of such year and the related consolidated statements of income, stockholders' equity and cash flow of the Company and its Subsidiaries for such fiscal year, setting forth in each case, in comparative form, the consolidated figures for the previous year, all in reasonable detail and accompanied by a report thereon of independent certified public accountants of recognized national standing selected by the Company, which report shall be unqualified as to going concern and scope of audit and shall state that such consolidated financial statements present fairly the financial position of the Company and its Subsidiaries as at the dates indicated and the results of their operations and changes in their financial position for the periods indicated in conformity with generally accepted accounting principles applied on a basis consistent with prior years (except as otherwise stated therein) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

         (c) As soon as practicable and in any event no later than 20 days after the end of each fiscal month of the Company, the Company monthly management report for such month, substantially in the form of and covering the items set forth in Exhibit B hereto;

         (d) Promptly upon receipt thereof, copies of all reports submitted to the Company by independent public accountants in connection with each annual, interim or special audit of the Company's financial statements made by such accountant, including, without limitation, the comment letter submitted by such accountants to management in connection with their annual audit;

         (e) Promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent or made available generally by the Company to its securityholders or by any Subsidiary of the Company to its securityholders other than the Company or another Subsidiary, of all regular and periodic reports and all registration statements and prospectuses, if any, filed by the Company or any of its Subsidiaries with any securities exchange or with the SEC or any governmental authority succeeding to any of its functions, and of all press releases and other written statements made available generally by the Company or any Subsidiary to the public concerning material developments in the business of the Company and its Subsidiaries;

         (f) All information provided in writing to the banks pursuant to the Company's principal credit facility; and

         (g) From time to time such additional information regarding the financial position or business of the Company and its Subsidiaries as a Shareholder may reasonably request.

         (h) The Company's obligation to provide information pursuant to paragraphs (a) and (b) of this Section 6.02 and Section 6.03 shall be deemed satisfied upon the timely filing of such information with the SEC.

         Section 6.03. Reports. Subject to Section 6.02(h), the Company will furnish the Shareholders with the quarterly and annual financial reports that the Company is required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act or, in the event the Company is not required to file such reports, quarterly and annual reports containing the same information as would be required in such reports.

         Section 6.04. Cooperation in Refinancing. Each Shareholder agrees to cooperate to the extent commercially reasonable with the Company and take such steps as the Board reasonably deems appropriate in any financing of debt of the Company and any of its Subsidiaries, including executing such documents as the Board reasonably determines should be filed with any governmental agency and conducting presentations to potential investors and rating agencies. This
Section 6.04 shall not be construed to require any Shareholder to contribute any additional capital to the Company.

         Section 6.05. Appointment of Shareholder Representative. Each of FP and, to the extent that any Permitted Transferee of FP shall have become a Shareholder, such Shareholder irrevocably appoint the FP Shareholder Representative its agent and true and lawful attorney-in-fact, with full power of substitution, to take the actions, receive notices and exercise the powers delegated to the FP Shareholder Representative under this Agreement in the name of each such Shareholder, together with such actions and powers as are reasonably incidental thereto. Notwithstanding the foregoing, the FP Shareholder Representative shall not take any action or exercise any power to the extent that the holders of the majority of the Fully Diluted Common Shares held by FP and its Permitted Transferees shall have voted to prevent the Shareholder Representative from taking such action or exercising such power. "FP SHAREHOLDER REPRESENTATIVE" means FP, as agent for FP and its Permitted Transferees that are Shareholders. The entity appointed as the FP Shareholder Representative may be replaced at any time and from time to time by the vote of a majority of the Fully Diluted Common Shares held by FP and its Permitted Transferees. Either of FP or the new FP Shareholder Representative shall notify the Company of such appointment as promptly as practicable after such appointment.

         (b) Each CVC Entity and, to the extent that any Permitted Transferee of any CVC Entity shall have become a Shareholder, such Shareholder irrevocably appoint the CVC Shareholder Representative its agent and true and lawful attorney-in-fact, with full power of substitution, to take the actions, receive notices and exercise the powers delegated to the CVC Shareholder Representative under this Agreement in the name of each such Shareholder, together with such actions and powers as are reasonably incidental thereto. Notwithstanding the foregoing, the CVC Shareholder Representative shall not take any action or exercise any power to the extent that the holders of the majority of the Fully Diluted Common Shares held by the CVC Entities and their Permitted Transferees shall have voted to prevent the Shareholder Representative from taking such action or exercising such power. "CVC SHAREHOLDER REPRESENTATIVE" means Equity Partners as agent for the CVC Entities and their Permitted Transferees that are Shareholders. The entity appointed as the CVC Shareholder Representative may be replaced at any time and from time to time by the vote of a majority of the Fully Diluted Common Shares held by the CVC Entities and their Permitted Transferees. Either of Equity Partners or the new CVC Shareholder Representative shall notify the Company of such appointment as promptly as practicable after such appointment.

                                   ARTICLE 7
                                  MISCELLANEOUS

         Section 7.01. Entire Agreement. This Agreement, the Warrants, the Charter and the Bylaws constitute the entire agreement among the parties hereto and supersede all prior and contemporaneous agreements and understandings, both oral and written, among the parties hereto with respect to the subject matter hereof and thereof.

         Section 7.02. Binding Effect; Benefit. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         Section 7.03. Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any party hereto pursuant to any Transfer of Company Securities or otherwise, except that, subject to Section 3.03(b), any Permitted Transferee acquiring Company Securities and any Person acquiring Company Securities who is required by the terms of this Agreement or any employment agreement or stock purchase, option, stock option or other compensation plan of the Company or any Subsidiary to become a party hereto shall (unless already bound hereby) execute and deliver to the Company an agreement to be bound by this Agreement in the form of Exhibit A hereto and shall thenceforth be a "SHAREHOLDER". Any Shareholder who ceases to own beneficially any Company Securities shall cease to be bound by the terms hereof (other than (i) the provisions of Sections 5.05, 5.06, 5.07, 5.08 and 5.10 applicable to such Shareholder with respect to any offering of Registrable Securities completed before the date such Shareholder ceased to own any Company Securities and (ii) Sections 6.01, 7.09, 7.10 and 7.11.

         Section 7.04. Waiver; Amendment; Termination. (a) No provision of this Agreement may be waived except by an instrument in writing executed by the party against whom the waiver is to be effective. No provision of this Agreement may be amended or otherwise modified except by an instrument in writing executed by the Company with approval of the Board and Shareholders (including both Institutional Shareholders) holding at least 50% of the outstanding Common Shares held by the parties hereto at the time of such proposed amendment or modification.

         (b) Any amendment or modification of any provision of this Agreement that would adversely affect an Institutional Shareholder may be effected only with the consent of such Institutional Shareholder.

         (c) Any amendment or modification of any provision of this Agreement that would adversely affect Japan Energy may be effected only with the consent of Japan Energy.

         Section 7.05. Notices. All notices, requests and other communications to any party shall be in writing (including facsimile transmissions) and shall be given,

         if to the Company to:

                           AMIS Holdings, Inc.
                           2300 Buckskin Road
                           Pocatello, ID 83201
                           Attention: Chief Financial Officer
                           Fax: (208) 317-0220

         with a copy to FP and the CVC Entities at the addresses listed below.

         if to FP, to:

                           FP-McCartney, L.L.C.
                           c/o Francisco Partners, L.P.
                           2882 Sandhill Road, Suite 280
                           Menlo Park, CA 94025
                           Attention: Dipanjan Deb
                           Fax: (650) 233-2999

         with a copy to:

                           Davis Polk & Wardwell
                           1600 El Camino Real
                           Menlo Park, CA 94025
                           Attention: David W. Ferguson
                           Fax: (650) 752-2111

         if to the CVC Entities, to:

                           Citigroup Venture Capital Equity Partners, L.P. CVC/SSB Employee Fund, L.P.
                           CVC Executive Fund LLC
                           Natasha Foundation
                           c/o Citigroup Venture Capital Equity Partners, L.P. 399 Park Avenue, 14th Floor
                           New York, NY 10043
                           Attention: Paul C. Schorr, IV
                           Fax: (212) 888-2940

         with a copy to:

                           Dechert
                           4000 Bell Atlantic Tower
                           1717 Arch Street
                           Philadelphia, PA 19103-2793
                           Attention: Geraldine A. Sinatra
                           Fax: (215) 994-2222

         if to Japan Energy, to:

                           Japan Energy Electronic Materials Inc.
                           10-1 Tatanomon 2-Chome
                           Minato-ky
                           Tokyo 105-8407 JAPAN

         with a copy to:

                           Jones, Day, Reavis & Pogue
                           North Point
                           901 Lakeside Avenue
                           Cleveland, OH 44114
                           Attention: Patrick Leddy
                           Fax: (216) 579-0212

         if to Merchant, to:

                           Merchant Capital, Inc.
                           c/o Credit Suisse First Boston
                           11 Madison Avenue
                           New York, NY 10010
                           Attention: Edward Nadel
                           Fax:

         if to Epley, to:

                           Thomas E. Epley
                           414 14th Street
                           Santa Monica, CA 90402
                           Tel: (310) 260-4768

         All notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt. Any notice, request or other written communication sent by facsimile transmission shall be confirmed by certified mail, return receipt requested, posted within one Business Day, or by personal delivery, whether courier or otherwise, made within two Business Days after the date of such facsimile transmissions.

         Any Person who becomes a Shareholder shall provide its address and fax number to the Company, which shall promptly provide such information to each other Shareholder.

         Section 7.06. Fees and Expenses. The Company shall pay all out-of-pocket costs and expenses of the Shareholders, including the fees and expenses of counsel, incurred in connection with the preparation of this Agreement, or any amendment or waiver hereof, and the transactions contemplated hereby and all matters related hereto.

         Section 7.07. Headings. The headings contained in this Agreement are for convenience only and shall not affect the meaning or interpretation of this Agreement.

         Section 7.08. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

         Section 7.09. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the conflicts of laws rules of such state.

         Section 7.10. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         Section 7.11. Specific Enforcement. Each party hereto acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond, and in addition to all other remedies that may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available.

         Section 7.12. Consent to Jurisdiction. The parties hereby agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the District of Delaware or any Delaware State court sitting in Delaware, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of Delaware, and each of the parties hereby irrevocably consents to the nonexclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient form. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 7.05 shall be deemed effective service of process on such party.

         Section 7.13. Severability. If one or more provisions of this Agreement are held to be unenforceable to any extent under applicable law, such provision shall be interpreted as if it were written so as to be enforceable to the maximum possible extent so as to effectuate the parties' intent to the maximum possible extent, and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms to the maximum extent permitted by law.

         Section 7.14. Recapitalization. If any capital stock or other securities are issued in respect of, in exchange for, or in substitution of, any Company Securities by reason of any reorganization, recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, split-up, sale of assets, distribution to stockholders or combination of the Company Securities or any other change in capital structure of the Company, appropriate adjustments shall be made with respect to the relevant provisions of this Agreement so as fairly and equitably to preserve, as far as practicable, the original rights and obligations of the parties hereto under this Agreement.

         Section 7.15. No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its securities that is inconsistent with, or grants rights superior to the rights granted to the Shareholders pursuant to, this Agreement. The Company represents and warrants to each Shareholder that it has not previously entered into any agreement with respect to any of its securities granting any registration rights to any Person.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

AMIS HOLDINGS, INC.

By: ___________________________________
    Name:  Brent D. Jensen
    Title: Chief Financial Officer

FP-MCCARTNEY, L.L.C.

By: ________________________________
    Name:  Dipanjan Deb
    Title:

CITIGROUP VENTURE CAPITAL EQUITY PARTNERS, L.P.

By: CVC Partners LLC, as general partner

By: Citigroup Venture Capital GP Holdings, Ltd., as
    managing member

By: ________________________________________________
    Name:  Paul C. Schorr IV
    Title: Managing Partner

CVC/SSB EMPLOYEE FUND, L.P.

By: CVC Partners LLC, as general partner

By: Citigroup Venture Capital GP Holdings, Ltd., as
    managing member

By: ________________________________________________
    Name:  Paul C. Schorr IV
    Title: Managing Partner

CVC EXECUTIVE FUND LLC

By: Citigroup Venture Capital GP Holdings, Ltd., as
    managing member

By: ________________________________________________
    Name:  Paul C. Schorr IV
    Title: Managing Partner

JAPAN ENERGY ELECTRONIC MATERIALS INC.

By: ________________________________________________
    Name:  Tomohiro Shibata
    Title: Associate Corporate Officer

MERCHANT CAPITAL, INC.

By: ________________________________________________
    Name:  Edward Nadel
    Title: Vice President

THOMAS E. EPLEY

____________________________________________________
Thomas E. Epley
414 14th Street
Santa Monica, CA 90402

                                                                      SCHEDULE A

                                                                   INITIAL OWNERSHIP
                                                               CLASS OF COMPANY SECURITY
                                                                                  COMMON SHARES
SHAREHOLDER                                              COMMON SHARES         SUBJECT TO WARRANTS
--------------------------------------------------------------------------------------------------
FP-McCartney, L.L.P.
Citigroup Venture Capital Equity Partners, L.P.
CVC/SSB Employee Fund, L.P.
CVC Executive Fund LLC
Natasha Foundation
Japan Energy Electronic Materials Inc.
Merchant Capital, Inc.
Thomas E. Epley

                                                                       EXHIBIT A

                       JOINDER TO SHAREHOLDERS' AGREEMENT

         This Joinder Agreement (this "JOINDER AGREEMENT") is made as of the date written below by the undersigned (the "JOINING PARTY") in accordance with the First Amended and Restated Shareholders' Agreement dated as of _________, 2003 (the "SHAREHOLDERS' AGREEMENT") among AMIS Holdings, Inc., FP-McCartney, L.L.C., Citigroup Venture Capital Equity Partners, L.P., CVC/SSB Employee Fund, L.P., CVC Executive Fund LLC, Natasha Foundation, Japan Energy Electronic Materials, Inc., Merchant Capital, Inc. and Thomas E. Epley, as the same may be amended from time to time. Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Shareholders' Agreement.

         The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to the Shareholders' Agreement as of the date hereof and shall have all of the rights and obligations of a "Shareholder" thereunder as if it had executed the Shareholders' Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Shareholders' Agreement.

         The Joining Party's Initial Ownership is __________ Common Shares and __________ Common Shares subject to Warrants.

         IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date: ___________ ___, 20___

                                          [NAME OF JOINING PARTY]

                                           By: _________________________________
                                               Name:
                                               Title:

                                               Address for Notices: